SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2006
WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Webster Plaza, Waterbury, Connecticut 06702
(Address of principal executive offices)
Registrant’s telephone number, including area code: (203) 465-4364
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Director Compensation
     On April 20, 2006, the Board of Directors of Webster Financial Corporation (the “Company”) approved the Nominating and Corporate Governance Committee’s recommended fee schedule for the Company’s outside directors as set forth below, effective April 20, 2006.

Event	Amount

Annual Retainer	$32,000, ($25,000 payable in the form of shares of
restricted stock pursuant to the to the 2001 Directors
Retainer Fees Plan, and $7,000, payable in cash)

Board Meeting Attended	$1,500

Committee Meeting Attended	$1,250

Telephonic Board Meeting	$750

Telephonic Committee Meeting	$625

Separate Webster Financial Corporation and	$2,000
Webster Bank Board Meetings Held on the Same Day

Annual Retainer for the Chairman of the	$15,000
Audit Committee

Annual Retainer for the Chairman of the	$7,500
Compensation Committee and Chairman of the Risk Committee

Annual Retainer for Lead Director*	$20,000
* Includes annual retainer for Chairman of the Nominating and Corporate Governance Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION (Registrant)
/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President, General Counsel and Secretary

Date: April 24, 2006